Exhibit 5.2

January 20, 2026

Medikra Inc.

Unit 1.02, The Bousteador 10,

Jalan PJU 7/6, Mutiara Damansara

47800 Petaling Jaya

Selangor, Malaysia

Ladies and Gentlemen:

We have acted as counsel to Medikra Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), in connection with the Registration Statement on Form F-1 (File No. 333-[*]) (such registration statement, as amended through the date hereof, the “Registration Statement”) and the prospectus forming part of the registration statement (“Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale by the Company (the “Offering”) of (i) ordinary shares, par value $0.0001 per share (“Ordinary Shares”) of the Company (the “Shares”), (ii) warrants to purchase Ordinary Shares to be issued to the representative of the underwriters for the Offering and its affiliates or employees (the “Representative’s Warrants”), and (iii) the Ordinary Shares issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares,” and, collectively with the Shares and the Representative’s Warrants, the “Securities”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed originals or copies of the Registration Statement; the Prospectus; the form of underwriting agreement for the Offering; the form of Representative’s Warrant; and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinions set forth below.

In rendering the opinion set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company;

f.	neither the execution and delivery by the Company of the Underwriting Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) conflicts or will conflict with the organizational documents of the Company, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law (as defined below).

We have not independently established the validity of the foregoing assumptions.

Our opinion is limited to the laws of the State of New York (the “Opined-on Law”) and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Representative’s Warrants, when issued and sold by the Company in the manner contemplated in the Registration Statement and Prospectus, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

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